UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 24, 2011

Interval Leisure Group, Inc.

(Exact name of registrant as specified in charter)

Delaware	001-34062	26-2590997
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

6262 Sunset Drive, Miami, FL	33143
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:   (305) 666-1861

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.07.    Submission of Matters to a Vote of Security Holders.

On May 24, 2011, Interval Leisure Group, Inc. (“ILG”) held its annual meeting of stockholders.  The matters on which the stockholders voted, in person or by proxy, were (i) to elect nine directors to serve until ILG’s next annual meeting of stockholders or until their successors are duly elected and qualified, (ii) to approve a non-binding advisory resolution on executive compensation, (iii) to conduct a non-binding advisory vote on the frequency of future advisory votes on executive compensation, and (iv) to ratify the appointment of Ernst & Young LLP as ILG’s independent registered certified public accounting firm for the fiscal year ended December 31, 2011. The results of the voting are as follows:

Proposal 1 — Election of Directors:

Name of Nominee	Votes For	Votes Withheld	Broker Non-Votes

Craig M. Nash	47,561,959	4,378,935	1,863,721
Gregory R. Blatt	31,037,957	20,902,937	1,863,721
David Flowers	47,812,750	4,128,144	1,863,721
Gary S. Howard	48,708,028	3,232,866	1,863,721
Lewis J. Korman	48,644,546	3,296,348	1,863,721
Thomas J. Kuhn	48,644,997	3,295,897	1,863,721
Thomas J. McInerney	47,769,218	4,171,676	1,863,721
Thomas P. Murphy, Jr.	48,708,097	3,232,797	1,863,721
Avy H. Stein	48,755,700	3,185,194	1,863,721

Each of ILG’s directors was re-elected.

Proposal 2 — Approve a non-binding advisory resolution on executive compensation

Votes For	Votes Against	Abstentions	Broker Non-votes
50,348,356	1,432,820	159,718	1,863,721

The stockholders approved, on an advisory basis, Proposal 2.

Proposal 3 —Non-binding advisory vote on the frequency of future advisory votes on executive compensation

3 Years	2 Years	1 Years	Abstentions
29,618,041	86,521	22,034,985	201,347

The majority of stockholders approved, on an advisory basis, a vote every three years on executive compensation. Based on the results of this non-binding advisory vote, the Board of Directors of ILG has determined that the next advisory vote on the compensation of our named executive officers will be held in three years.

Proposal 4 — Ratify the appointment of Ernst & Young LLP as ILG’s independent registered certified public accounting firm for the fiscal year ended December 31, 2011

Votes For	Votes Against	Abstentions	Broker Non-votes
53,736,310	62,091	6,214	0

The stockholders ratified Proposal 4.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Interval Leisure Group, Inc.

By:	/s/ Victoria J. Kincke
Name:	Victoria J. Kincke
Title:	Senior Vice President and
General Counsel

Date:  May 31, 2011